UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2011

Floridian Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-53589	20-4539279
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
175 Timacuan Boulevard, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (407) 321-3233

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FLORIDIAN FINANCIAL GROUP, INC.

FORM 8-K

CURRENT REPORT

Item 2.02.	Results of Operations and Financial Condition.

Floridian Financial Group, Inc. (the “Registrant”) is subject to supervision and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). The Registrant is required to submit to the Federal Reserve certain reports entitled “Parent Company Only Financial Statements for Small Bank Holding Companies– FR Y-9SP” (each, a “Financial Report” and collectively, the “Financial Reports”). The Registrant’s Financial Reports are prepared in accordance with regulatory instructions issued by the Federal Financial Institutions Examination Council (“FFIEC”) and consist of consolidated financial statements and other supporting schedules as of the end of the period to which each such Financial Report relates. The publicly available portions of the Registrant’s Financial Reports are publicly available at FFIEC’s Central Data Repository at www.ffiec.gov/nicpubweb/nicweb/NicHome.aspx. The contents of the FFIEC’s Internet website are not incorporated by reference into, and are not otherwise a part of, this Report.

On February 14, 2011, the Registrant filed its Financial Report for the period ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDIAN FINANCIAL GROUP, INC.

Date: February 16, 2011	By:	/s/ Michael V. Kearney
Michael V. Kearney,
Executive Vice President and Chief Financial Officer